Exhibit 99

Contact Info:	Mary Ellen Fitzpatrick (978) 656-5520
Senior Vice President, Corporate Communications

LOWELL, Mass—(BUSINESS WIRE)—January 17, 2006—Enterprise Bancorp, Inc. (the “company”) (NASDAQ:EBTC)

Enterprise Bancorp, Inc. Announces Quarterly Dividend and the Election of a New Bank Director

The Board of Directors of Enterprise Bancorp Inc. today declared a quarterly dividend of $0.14 per share to shareholders of record as of February 8, 2006, payable on March 1, 2006.  Prior to 2006, dividends were paid once a year.  On an annualized basis, the quarterly dividend represents a 16.7% increase over the 2005 annual dividend.

 “In light of the February 14, 2005 listing on NASDAQ, and in keeping with the practices of other NASDAQ-listed companies, our Board of Directors felt it was an appropriate time to institute quarterly dividends.  We feel this policy provides greater flexibility to our growing shareholder base and further rewards our investors for the confidence and trust they have placed in our bank,” stated CEO/Chairman George L. Duncan.

In addition, Carol L. Reid of Andover, MA was elected to Enterprise Bancorp’s Inc.  Board of Directors.  A career professional with over 30 years of senior-level business and financial experience, Carol most recently served as Vice President of Finance/Chief Accounting Officer and Corporate Controller of Avid Technology Inc, headquartered in Tewksbury, Massachusetts.  A highly-respected financial expert, Ms. Reid is a graduate of Northeastern University, B.S. degree and holds an M.B.A. degree from Boston

University. Involved in numerous professional organizations, Ms. Reid is a member of the Financial Executives Institute, and The Boston Club, an organization for senior executive and professional women. CEO/Chairman Duncan stated that “The Board is further strengthened by the addition of Carol Reid.  She brings tremendous depth and expertise to her new responsibilities at Enterprise Bank.  Her business acumen, and years of hands-on experience will be a great asset as the bank strives to grow market share and shareholder value.”

Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank. The company is engaged principally in the business of attracting deposits from the general public and investing in commercial loans and investment securities.  Through the bank and its subsidiaries, the company offers a range of commercial and consumer loan and deposit products, and investment management, trust, brokerage and insurance services. The company’s headquarters and the bank’s main office are located at 222 Merrimack Street in Lowell, Massachusetts.  The company has fourteen full-service branch banking offices located in the Massachusetts cities and towns of Andover, Billerica, Chelmsford, Dracut, Fitchburg, Leominster, Lowell, Tewksbury, and Westford; and in Salem, New Hampshire, which serve those cities and towns as well as the surrounding communities.  In May 2005, the company was listed in the “top 10” largest commercial banks in Massachusetts (up from #12), and also appeared for the first time in the listing of the “top 150” public companies in the state, according to statistics compiled by the Boston Business Journal (May 13, 2005). In December 2005, the Small Business Administration recognized Enterprise Bank as the #1 504 lender (statistics based on loan volume) in Massachusetts.

Forward Looking Statement

The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions that predict or indicate future events or trends and which do not relate to historical matters.  Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the company.  These risks, uncertainties and other factors may cause the actual results, performance and achievements of the company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.  Factors that could cause such differences include, but are not limited to general economic conditions, changes in interest rates, regulatory considerations and competition.  For more information about these factors, please see our most recent Annual Report on Form 10-K on file with the SEC, including the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Any forward-looking statements contained in this press release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise.

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